Exhibit 99.1

Occam Networks Receives NASDAQ Notification Related to Delay in Filing of

Form 10-Q for Quarter Ended June 30, 2007

SANTA BARBARA, California – August 20, 2007 – Occam Networks, Inc. (NASDAQ: OCNW) announced today that on August 16, 2007 it received a notice from the Nasdaq Stock Market stating that Occam is not in compliance with NASDAQ’S Marketplace Rule 4310(c)(14) because Occam has not timely filed its Quarterly Report on Form 10-Q for the three months ended June 30, 2007. NASDAQ will continue to broadcast an indicator over its market data dissemination network noting Occam’s non-compliance. The presence of an indicator does not constitute a trading halt or delisting.

Occam has delayed the filing of its Form 10-Q as well as its Form 10-Q for the three months ended March 31, 2007 and Form 10-K for the fiscal year ended December 31, 2006 because its Audit Committee is conducting a review of Occam’s prior revenue recognition practices, including a review of Occam’s commitments to provide customers with software, hardware and software maintenance, upgrades, training, and other services in connection with customers’ purchases of Occam’s network equipment. Occam is working diligently to complete this review and to file its Form 10-K and Forms 10-Q.

On July 17, 2007, Occam received a letter from The NASDAQ Stock Market stating that a Nasdaq Listing Qualifications Panel has determined to grant Occam’s request for continued listing on The NASDAQ Stock Market through September 28, 2007, subject to certain conditions. The Panel’s determination to grant Occam’s request for continued listing is subject to the following conditions: (i) by September 14, 2007, Occam must provide further information to the Nasdaq Hearings Department about the findings and conclusions of the Audit Committee; and (ii) by September 28, 2007, Occam must file its delinquent periodic filings with the SEC.

About Occam Networks Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer innovative voice, broadband, IPTV and full triple play services over copper or fiber. Occam solutions give telco service providers the flexibility and scalability to continuously expand their offerings, with simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 225 service providers in North America. For more information, please visit www.occamnetworks.com.

Cautionary Note About Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the review process to be completed by Occam’s Audit Committee and Occam’s intent to file its Form 10-K and its Forms 10-Q. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include the following: the results and timing of the review being conducted by Occam’s Audit Committee; the review by Occam’s independent registered public accounting firms; the impact, if any, of such results or findings on the historical financial statements of Occam; Occam’s inability to file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ listing requirements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release. Therefore, any forward-looking statements in this press release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise.

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Contact:

Kirsten McGregor

Occam Networks

1.805.692.2917

kmcgregor@occamnetworks.com

Tim Johnson

Stearns Johnson Communications

+1 415.397.7600

tjohnson@stearnsjohnson.com

Occam Networks is a registered trademark of Occam Networks Inc. in the United States and/or other countries. All other trademarks mentioned are the property of their respective owners.